Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, N.Y. 10017-3954




                                       June 12, 1996



CapMAC Holdings Inc.
885 Third Avenue, 14th Floor
New York, NY 10022

Dear Sirs:

         We have acted as counsel to CapMAC Holdings Inc., a Delaware corporation (the "Company") and certain stockholders of the Company (the

"Selling Stockholders") in connection with the proposed sale by the Selling

Stockholders of up to 3,450,000 shares of the Company's Common Stock, par value

$.01 per share (the "Shares"), as described in the Registration Statement on

Form S-1 (File No. 333-05211) (the "Registration Statement"), filed with the

Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         We have examined an executed copy of the Registration Statement and all exhibits thereto, including the Certificate of Incorporation of the Company, as

amended (the "Certificate"), filed with the Secretary of State of the State of

Delaware.  We have also examined, and have relied as to matters of fact upon,

originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.






















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CapMAC Holdings Inc.                   -2-                       June 12, 1996



         In such examination, we have assumed the genuineness of all signatures,

the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, and subject to the qualifications and limitations stated therein, we are of the opinion that the issuance of the

Shares has been duly authorized and the Shares are validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any other law other than the law of the

State of New York, the federal law of the United States and the Delaware General

Corporation Law.

         This opinion letter is rendered to you in connection with the above described transactions.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                                Very truly yours,

                                                /s/ Simpson Thacher & Bartlett
                                                SIMPSON THACHER & BARTLETT